EXHIBIT 4.1

                      FORM OF SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of March 8, 1999 (this "Agreement"), is entered into by and among XYBERNAUT CORPORATION, a Delaware corporation (Nasdaq SmallCap Market Symbol "XYBR"), with headquarters located at 12701 Fair Lakes Circle, Fairfax, Virginia 22033 (the "Company"), and the undersigned entities (the "Buyers").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), Regulation S of the 1933 Act ("Regulation S") and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Buyers wish to purchase and the Company wishes to sell, upon the terms and subject to the conditions of this Agreement, shares of Series D Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of the Certificate of Designation for the Preferred Stock attached hereto as Exhibit 1 (the "Certificate of Designation") and the Common Stock Purchase Warrant to purchase Common Stock attached hereto as Exhibit 4(l) (the "Warrants") (the Preferred Stock, the Warrants and shares of Common Stock issuable upon conversion on the Preferred Stock and the exercise of the Warrants sometimes collectively referred to herein as the "Securities");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

         a. PURCHASE. Each of the undersigned hereby agrees to initially purchase from the Company its pro rata portion of shares of Preferred Stock and Warrants for an aggregate purchase price of $5,000,000 and, subject to the conditions set forth in Sections 7, 8 and 9 hereof, additional shares of Preferred Stock and Warrants in a second tranche having an aggregate purchase price of $5,000,000, in the amount set forth on the signature page of this Agreement, for a total offering of $10,000,000 of such Preferred Stock and Warrants. The purchase price for each share of Preferred Stock shall be $1,000 and shall be payable in United States Dollars.

         b. FORM OF PAYMENT. The Buyers shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement attached hereto as Exhibit 1(b) (the "Escrow Agreement") as set forth below.

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         c.       METHOD OF PAYMENT. Payment into escrow of the purchase price for each tranche of the Preferred Stock shall be made by wire transfer of funds to:

                           CITIBANK N.A.

                           153 East 53rd Street

                           New York, New York 10043


                           Account Name: Parker Chapin Flattau & Klimpl, LLP

                           Account No.: 37432544

                           Citibank ABA No.: 021000089



Not later than 2:00 p.m., New York time, on the date the Company and the Buyers shall have executed this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, and thereafter on the Tranche II Closing Date (as defined in Section 7(b) hereof) the Buyers shall deposit with the Escrow Agent the aggregate purchase price for the appropriate tranche of the Preferred Stock, in currently available funds.

2.       BUYERS' REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO
         INFORMATION; INDEPENDENT INVESTIGATION.

         The Buyers represent and warrant to, and covenant and agree with, the Company as follows:

         a. None of the Buyers is a "U.S. Person" (as defined in Rule 902(o) of Regulation S). The Buyers are not acquiring the Preferred Stock, the Warrants and the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants for the account or benefit of any U.S. person. The document effecting this purchase and sale has been executed by the Buyers outside the "United States" (as defined in Rule 902(p) of Regulation S).

         b. The Securities were not offered to the Buyers in the United States and at the time of execution of this Agreement and the time of any offer to the Buyers to purchase the Securities hereunder, the Buyers were physically outside of the United States. The offer leading to the sale evidenced hereby was made in an "offshore transaction" (as defined in Regulation
                  S).

         c. Without limiting Buyers' right to sell the Common Stock pursuant to a registration statement or an exemption from registration, the Buyers are purchasing the Preferred Stock and the Warrants and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants for their own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

         d. Each of the Buyers is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3),
                  (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its

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                  officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities;

         e. The Buyers are not subscribing for the Preferred Stock and the Warrants as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar;

         f. The Buyers will not sell, offer for sale, transfer or otherwise convey the Preferred Stock, the Warrants or the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (the "Shares" or "Common Stock") to a U.S. Person or for the account or benefit of a U.S. Person unless in accordance with the provisions of Regulation S, pursuant to registration of the Preferred Stock, the Warrants or the Shares under the 1933 Act or pursuant to an exemption from registration;

         g. The Buyers understand that the shares of Preferred Stock and the Warrants are being offered and sold, and the Shares are being offered, to the Buyers in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and each of the Buyers' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyers set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyers to acquire the Preferred Stock and the Warrants and to receive an offer of the Shares;

         h. The Buyers and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the Warrants and the offer of the Shares which have been requested by the Buyers, including Schedule 2(h) hereto. The Buyers and their advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyers have also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (2) Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 1998, June 30, 1998 and March 31, 1998, (3) Form
                  8-K dated June 4, 1998, and (4) Form S-3/A filed on January 08, 1999, (collectively, the "Company's SEC Documents").

         i. The Buyers understand that their investment in the Securities involves a high degree of risk;

         j. The Buyers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

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         k.       This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyers and is a valid and binding agreement of the Buyers enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally;

         l. As of the Closing Date, neither the Buyers, their agents nor any of their affiliates, has a short position in the Common Stock of the Company.

         m. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designation) shall a Buyer be entitled to convert any shares of Preferred Stock to the extent after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyers and their affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock and the unexercised portion of any Warrants), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyers and their affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
                  Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except as otherwise provided in clause (1) of such proviso. The preceding shall not interfere with any Buyer's right to convert the Preferred Stock or exercise the Warrants which in the aggregate total more than 4.99% of the outstanding shares of Common Stock, over time, as long as no single Buyer owns more than 4.99% of the outstanding Common Stock at any given time.

3.       COMPANY REPRESENTATIONS, ETC.

                  The Company represents and warrants to the Buyers that:

         a. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not be expected to have a material adverse effect on the business or financial condition of the Company, or materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement. Except as disclosed in
                  Schedule 3(a), the Company's SEC Documents or any public filings made by the Company with the SEC after the date hereof including the Company's SEC Documents (the "Commission Filings"), the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

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         b.

                  CONCERNING THE SHARES. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.01 par value per share, and Schedule 3(b) sets forth the number of shares which are issued and outstanding, and the number of shares of Preferred Stock, $.01 par value per share, which are issued and outstanding. All of the outstanding shares of Common Stock and Preferred Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive or similar rights. Except as specifically disclosed herein, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Preferred Stock and the Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock.

         c. NO "DIRECTED SELLING EFFORTS". In connection with the offer and sale of the Preferred Stock, the Warrants and the Shares, no distributor or any affiliates or any person acting on behalf of the Company or any affiliate of the Company or any distributor has engaged in any "directed selling efforts" (as such term is defined under Regulation S) nor conducted any general solicitation relating to the offer to persons residing within the United States or to "U.S. Persons" (as that term is defined under Regulation S).

         d. REPORTING COMPANY STATUS. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock is listed and traded on the Nasdaq SmallCap Market. The Company is in compliance, to the extent applicable, with all reporting obligations under either
                  Section 12(b), 12(g) or 15(d) of the Exchange Act. The Company has complied in all material respects and to the extent applicable with all reporting obligations, under either
                  Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Securities. The Company is a "reporting issuer" as defined in Rule 902 of Regulation S and will remain a reporting issuer for at least one year from the date hereof. Except as set forth in Schedule 3(d) hereto, the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing on the Nasdaq Small Cap Market.

         e. AUTHORIZED SHARES. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock and the exercise of the Warrants. The Shares have been duly authorized and, when issued upon conversion of the Preferred Stock and upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

         f. SECURITIES PURCHASE AGREEMENT; ESCROW AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND COMMON STOCK. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all exhibits attached hereto, and to issue the Preferred Stock, the Warrants, and the shares

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                  of Common Stock underlying the Preferred Stock and the
                  Warrants. This Agreement, the Escrow Agreement and the Registration Rights Agreement, the form of which is attached hereto as Exhibit 4(e) (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Escrow Agreement and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock and the Warrants will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

         g. NON-CONTRAVENTION. Except as set forth on Schedule 3(g)(ii) hereto, the execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Escrow Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock or any "lock-up" or similar provision of any underwriting or similar agreements except as herein set forth,
                  (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

         h. COMPLIANCE WITH LAW. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not be expected to have a material adverse effect on the business or financial condition of the Company, or materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock, Preferred Stock, or the Warrants, in accordance with the terms hereof.

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         i.       APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyers as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         j. SEC FILINGS. None of the Company's SEC Documents filed with the SEC since (and including) the filing of the Form 10-K SB for the fiscal year ended December 31, 1997 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(j) hereto, the Company has since September 30, 1998 timely filed all requisite forms, reports and exhibits thereto with the SEC and such filings comply in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. The Company has not provided to any of the Buyers any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The financial statements of the Company included in the documents referred to in Section 2(h) hereof comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.

         k. ABSENCE OF CERTAIN CHANGES. Since the filing of the Company's Quarterly Report on Form 10-Q for fiscal quarter ended on September 30, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in the documents referred to in Section 2(h) hereof or the Commission Filings.

         l. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in
                  Section 2(h), that has not been disclosed in writing to the Buyers that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         m. ABSENCE OF LITIGATION. Except as set forth in Schedule 3(m) hereto or the Commission Filings, and in the documents referred to in Section 2(h), which the Buyers have reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations

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                  under, this Agreement or any of such other documents. Except as set forth in Schedule 3(m) hereto, and in the documents referenced in Section 2(h) or the Commission Filings, no judgment, order, decree, writ or award has been issued by, or to the Company's knowledge, requested of any court, arbitrator, or governmental agency which would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents annexed hereto, or which would adversely and materially affect the Company's ability to perform its obligations under this Agreement or any document annexed hereto.

         n. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Schedule 3(n) hereto and Section 3(g) or the Commission Filings, no Event of Default, as defined in the agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

         o. PRIOR ISSUES. Schedule 3(o) sets forth all of the presently outstanding unconverted shares of convertible securities of the Company as at March 2, 1999.

4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         a.       TRANSFER RESTRICTIONS. Each of the Buyers acknowledges that
                  (1) the shares of Preferred Stock and the Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) in accordance with Regulation S, (B) subsequently registered thereunder or (C) an exemption from registration exists and the Buyers shall have delivered to the Company any information reasonably necessary for the Company's independent counsel to prepare and deliver an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and
                  (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         b. The Buyers covenant that they will not knowingly make any sale, transfer or other disposition of the Preferred Stock, the Warrants and/or Shares in violation of the 1933 Act (including Regulation S), the Exchange Act, or the rules and regulations of the SEC promulgated under any of the foregoing.

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         c.       The Buyers, their agents and any and all of their affiliates will abide by all SEC rules and regulations regarding shorting.

         d. RESTRICTIVE LEGEND. Each of the Buyers acknowledges and agrees that the Preferred Stock, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective registration statement ("Registration Statement") or an exemption from registration, the Shares issued to the Buyer upon conversion of the Preferred Stock and exercise of the Warrants shall bear a restrictive legend in substantially the following form:

                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         e. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as Exhibit 4(e), on or before the Tranche I Closing Date (as defined in Section 7(b) hereof), and the Company shall cause such Registration Rights Agreement to remain in full force and effect for so long as the Securities are outstanding, and the Company shall comply with the terms thereof.

         f. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock and the Warrants to the Buyers under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyers promptly after such filing.

         g. REPORTING STATUS. So long as the Buyers beneficially own any of the Preferred Stock and/or the Warrants, the Company shall file all reports required to be filed with the SEC pursuant to
                  Section 13 or 15(d) of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         h. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Preferred Stock and the Warrants) for the production and marketing of the Company's Mobile Assistant(R)IV and related products and for general working capital purposes and acquisitions; provided, however, no proceeds from the sale of the Preferred Stock or the Warrants will be used directly or indirectly to engage in a transaction or any transaction with an Affiliate (as hereinafter defined)of the Company. For purposes of this section, "Affiliate" shall mean a person

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                  that directly, or indirectly through one or more
                  intermediaries controls, or is controlled by, or is under common control with such designated person.

         i. CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyers, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party ("Subsequent Financing") until the earlier of (a) the date which is one hundred eighty (180) days after the Effective Date (as defined below) or (b) the date on which 85% of the Preferred Stock shares have been converted into shares of Common Stock (the "Non-Financing Period"). If the Company receives a proposal for a Subsequent Financing during the Non-Financing Period, upon receipt of such proposed terms the Company covenants and agrees to promptly furnish a notice to the Buyers which sets forth the terms of the proposed Subsequent Financing. The Buyers shall have the right, exercisable for a period of ten (10) days after receipt of the written notice from the Company, to consummate the Subsequent Financing with the Company on the same terms and conditions as the proposed Subsequent Financing within ten (10) days after making the election. If the Buyers do not exercise their right to consummate the Subsequent Financing as set forth herein, the Company shall be free to enter into the proposed Subsequent Financing on substantially the same terms as disclosed to the Buyers. If the Buyers exercise their right within such ten (10) day period but do not close the Subsequent Financing, other than due to a breach by the Company, the Buyers shall be liable to the Company if the counterparty to the Subsequent Financing no longer wishes to engage in the transaction. Notwithstanding the foregoing, the Company may enter into a Subsequent Financing without the prior written consent of the Buyers if such Subsequent Financing is exempt from securities registration under Regulation D and the Company is not required to file a registration statement with respect to the underlying securities within one hundred twenty (120) days of the Effective Date (as defined below) or if the proceeds from such Subsequent Financing are used to redeem all of the then outstanding Preferred Stock.

                  (ii) Subject to the conditions of subparagraph (i)(iv), the provisions of subparagraph (i)(i) will not apply to (x) the issuance of securities (other than for cash) in connection with a merger, consolidation, strategic alliance, sale of assets, disposition or entering into a binding agreement with an investment banking firm of recognized regional or national status to obtain financing and provide investment banking services or (y) the exchange of the capital stock for assets, stock or other joint venture interests.

                  (iii) The term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as defined in the Registration Rights Agreement).

                  (iv) Notwithstanding the foregoing, the provisions of this paragraph 4(i) shall be null and void if the Buyers fail to pay the full purchase price on the Tranche II Closing Date.

         j. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable upon conversion and/or exercise as may be required to satisfy the conversion rights of the Buyers pursuant to the terms and conditions of the Preferred Stock and the exercise rights of the Buyers pursuant to the terms of the Warrants.

         k. DILUTION. The Company acknowledges that the number of Shares issuable upon conversion of the Preferred Stock and/or exercise of the Warrants may increase substantially in certain circumstances, including, but not limited to, when the trading price of the Common Stock declines prior to a conversion and that the issuance of the Shares upon such a conversion of the Preferred Stock may have a dilutive effect of the ownership interest of the other shareholders of the Company.

         l. WARRANTS. The Company agrees to issue to each of the Buyers on each Closing Date such Buyers' pro rata share of the Warrants to purchase an aggregate of two hundred thousand (200,000) shares of Common Stock per $10,000,000 of Preferred Stock purchased (or such pro rata amount if more or less than $10,000,000 is purchased). Such Warrants shall bear an exercise price equal to one hundred twenty-five percent (125%) of the Closing Price (as defined in the Warrant) and shall expire on the third anniversary of the issuance date of the Warrant, in the form annexed hereto as Exhibit 4(l), together with registration rights granted pursuant to the Registration Rights Agreement.

         m. LISTING OF COMMON STOCK. The Company shall (a) as soon as practicable, prepare and file with the Nasdaq Small Cap Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering the amount of shares of Common Stock issued upon the conversion of the Series D Preferred Stock or the exercise of the Warrants, (b) take all steps necessary to cause such shares to be approved for listing on the Nasdaq Small Cap Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Buyers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. The Company will comply with the listing and trading requirements of its Common Stock on Nasdaq Small Cap Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq Small Cap Market. In the event the Company receives notification from Nasdaq or any other controlling entity stating that the Company is not in compliance with the listing qualifications of the Nasdaq Small Cap Market, the Company will take all action necessary to bring the Company within compliance with all applicable listing standards of the Nasdaq Small Cap Market.

         n. EXCHANGE ACT REGISTRATION. The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         o. CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         p. NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION. The Company will immediately notify each of the Buyers upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities (as defined in the Registration Rights Agreement): (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
                  (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will promptly make available to the Buyers any such supplement or amendment to the related prospectus.

         q. LEGAL OPINION. The Company's independent counsel shall deliver to the Buyers upon execution of this Agreement and upon the Closing of the second tranche (dated as of the Tranche II Closing Date), an opinion in the form of Exhibit 4(q). The Company will obtain for the Buyers, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock and/or exercise the Warrants, including, but not limited to, obtaining for the Buyers an opinion of counsel, subject only to receipt of a notice of conversion, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrant, and in connection with the resale of the Shares by the Buyers directing the transfer agent to remove the legend from the certificate.

         r. PERMITTED OFFERINGS. Notwithstanding anything to the contrary set forth herein (including, without limitation, Section 4(i) hereof), the Company shall be permitted to issue and sell its Common Stock or securities, convertible into its Common Stock in a registered offering or private placement, provided, that the proceeds of such offering shall be applied first to redeem all the Preferred Stock in accordance with the terms of the Certificate of Designation and after all the Preferred Stock has been so redeemed, any remaining proceeds may be used in accordance with the Company's direction.

5.       TRANSFER AGENT INSTRUCTIONS.

         a. Promptly following the Tranche I Closing Date, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock and/or exercise of the Warrants in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(d) of this Agreement prior to registration of the Shares under the 1933 Act and resale of the Shares, registered in the name of the Buyers or its nominee and in such denominations to be specified by the Buyers in connection with each conversion of the Preferred Stock and/or exercise of the Warrants. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyers' obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyers provide the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyers of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Shares and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyers.

         b. The Company will permit the Buyers to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering within three (3) business days thereafter, the original Notice of Conversion and the certificates representing the Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with certificates representing the Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the original Notice of Conversion and the certificate representing the Preferred Stock being converted (the "Delivery Date").

         c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyers. As compensation to the Buyers for such loss, the Company agrees to pay late payments to the Buyers for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from Delivery Date); provided, however, the Company shall not be obligated to make any payment under this Section if the cause of such delay in the issuance of the Shares of Common Stock is not caused by the Company or is the result of an act, omission or circumstance beyond the control of the Company and/or its agents.

                                           Late Payment For Each

                                           $10,000 of Initial Preferred Stock

             No. Business Days Late        Principal Amount Being Converted



                      1                             $100

                      2                             $200

                      3                             $300

                      4                             $400

                      5                             $500

                      6                             $600

                      7                             $700

                      8                             $800

                      9                             $900

                      10                            $1,000

                      >10                           $1,000 +$200 for each
                                                            Business Day Late
                                                            beyond 10 days



The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit each of the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to that Buyer. Furthermore, in addition to any other remedies which may be available to the Buyers, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) business days after the Delivery Date, the Buyers will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyers shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

         d. Subject to the completeness and accuracy of each of the Buyer's representations and warranties herein, upon the conversion of any Preferred Stock by a person who is a non-U.S. Person, and following the expiration of any applicable Restricted Period (as those terms are defined in Regulation S), the Company, shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders in the name of the Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by the Buyer) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Nothing in this Section 5, however, shall affect in any way the Buyers' or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

         e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyers and their compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyers thereof are not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyers by crediting the account of the Buyers' Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

6.       DELIVERY INSTRUCTIONS.

                  The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis on each Closing Date.

7.       CLOSING DATE.

         a. The date and time of the issuance and sale of each tranche of the Preferred Stock (each, a "Closing Date") shall occur no later than 1:00 P.M., New York time on the date of the fulfillment or waiver of all of the closing conditions pursuant to Sections 8 and 9, or such other mutually agreed to time. The closing shall occur on such date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the funds representing the Purchase Price for the Preferred Stock and the Warrants, and the Preferred Stock and the Warrants only upon satisfaction of each of the conditions set forth in Sections 8 and 9 hereof.

         b. Notwithstanding anything to the contrary contained in Section 7(a), the Closing Date of the first tranche of $5,000,000 shall be upon the execution by the parties of this Agreement, and the payment of the Purchase Price and the delivery of the original stock certificates evidencing the Preferred Stock and the Warrants (the "Tranche I Closing Date") and the Closing Date of the second tranche of $5,000,000 shall be within three
                  (3) business days of the Effective Date (the "Tranche II Closing Date"); provided, that such Closing Date is a business day, and, if not, then the immediately following business day.

8.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  Each of the Buyers understands that the Company's obligation to sell the Preferred Stock and the Warrants on each Closing Date to the Buyers pursuant to this Agreement is conditioned upon:

         a. Acceptance by the Buyers of this Agreement as evidenced by execution of this Agreement and all agreements annexed hereto by the Buyers for at least $10,000,000 of Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine);

         b. Delivery by the Buyers to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Preferred Stock and the Warrants in accordance with
                  Section 1(c) hereof;

         c. The accuracy in all material respects on each Closing Date of the representations and warranties of the Buyers contained in this Agreement as if made on such Closing Date, except for representation and warranties that are expressly made as of a particular date, and the performance by the Buyers on or before each Closing Date of all covenants and agreements of the Buyers required to be performed on or before such Closing Date;

         d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

9.       CONDITIONS TO EACH BUYERS' OBLIGATION TO PURCHASE.

                  The Company understands that each Buyer's obligation to purchase the Preferred Stock on each Closing Date is conditioned upon:

         a. Acceptance by the Company of an Agreement for the sale of Preferred Stock and the Warrants, as evidenced by execution of this Agreement and all agreements annexed hereto by the Company;

         b. Delivery by the Company to the Escrow Agent of the original shares of Preferred Stock and the Warrants in accordance with this Agreement;

         c. The accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained in this Agreement as if made on each Closing Date, except for representation and warranties that are expressly made as of a particular date, and the performance by the Company on or before each Closing Date of all covenants, agreements and conditions of the Company required by this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants to be performed on or before each Closing Date; and

         d. On each Closing Date, the Buyers having received an opinion of counsel for the Company, dated as of such Closing Date, in form, scope and substance reasonably satisfactory to the Buyers, to the effect set forth in Exhibit 4(q) attached hereto, and the Registration Rights Agreement annexed hereto as Exhibit 4(e).

         e. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and the Warrants, or shall have the availability of exemptions therefrom. The sale and issuance of the Preferred Stock and the Warrants shall be legally permitted by all laws and regulations to which the Company is subject.

         f. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that materially prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of materially prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         g. Since the Tranche I Closing Date, no event that had or is reasonably likely to have a material adverse effect on the business or financial condition of the Company, or materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement has occurred.

         h. The trading of the Common Stock is not suspended by the SEC, the Nasdaq Small Cap Market or such other exchange, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Small Cap Market. The issuance of shares of Preferred Stock and the Warrants with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Nasdaq Small Cap Market.

         i. The parties hereto shall have entered into the Escrow Agreement to hold the Preferred Stock and the Warrants issuable upon each Closing Date and the Purchase Prices due hereunder, which shall remain in full force and effect as of each Closing Date.

         j. On each Closing Date the Company will deliver a certificate of an officer of the Company confirming the satisfaction of the conditions set forth in Sections 9(c), (f) and (g) hereof; provided that the statements regarding compliance with Section 9(f) shall be limited to rules, regulations, orders, executive degrees, rulings, injunctions or proceedings applicable to the Company.

10.      GOVERNING LAW; SPECIFIC PERFORMANCE.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

         COMPANY:                   XYBERNAUT CORPORATION

                           12701 Fair Lakes Circle, Suite 550

                           Fairfax, Virginia  22033

                           Attention:  Dr. Steven A. Newman, Vice Chairman

                           Telecopier No.:  (703) 631-6734



                           with a copy to:



                           Parker Chapin Flattau & Klimpl, LLP

                           1211 Avenue of the Americas

                           New York, New York  10036

                           Attention:  Martin Eric Weisberg, Esq.

                           Telecopier No.:  (212) 704-6288



         BUYER: At the address set forth on Schedule of Buyers attached hereto.



                           with a copy to:



                           Krieger & Prager

                           319 Fifth Avenue

                           New York, New York 10016

                           Attention: Samuel M. Krieger, Esq.

                           Telecopier No.:  (212) 213-2077



         ESCROW AGENT:     Parker Chapin Flattau & Klimpl, LLP

                           1211 Avenue of the America

                           New York, New York 10036

                           Telecopier No. (212) 704-6288



12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Preferred Stock and the Purchase Price, and shall inure to the benefit of the Buyers and their respective successors and assigns. The Company's covenants set forth in Section 5 hereof shall terminate upon the redemption of all of the

         Preferred Stock in accordance with the Company's Certificate of Designation for the Preferred Stock.

13.      MISCELLANEOUS

         a. INDEMNIFICATION. The Company agrees to indemnify and hold harmless each of the Buyers and each officer, director of the Buyers or person, if any, who controls the Buyers within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
                  fees), to which the Buyers may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         b. ATTORNEYS' FEES. The Company agrees to pay the following amounts for attorneys' fees and expenses incurred by the Buyers in connection with negotiating the terms of this Agreement and the transactions contemplated hereby:

                  i. $10,000 upon the closing of the first tranche of $5,000,000; and

                  ii. $2,500 upon the closing of the second tranche of
                      $5,000,000.

         c. ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of, the parties and their respective successors and assigns.

         d. COUNTERPARTS; FACSIMILE; AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and all of the Buyers, on the other hand.

         e. ENTIRE AGREEMENT. This Agreement and the Exhibits, which include, but are not limited to the Certificate of Designation, the Warrant, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

         f. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party

         g. TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         h. REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given trading day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Buyers and the Company shall be required to employ any other reporting entity.

         i. REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Preferred Stock, the Warrants, or shares of Common Stock underlying the Preferred Stock or the Warrants, and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

         j. PUBLICITY. The Company and the Buyers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Buyers without the prior written consent of the Buyers, except to the extent required by law, in which case the Company shall provide the Buyers with prior written notice of such public disclosure.

                                  [end of page]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyers or one of their officers thereunto duly authorized as of the date first above written.

                                        XYBERNAUT CORPORATION

                                        By:

                                              Name:  Steven A. Newman

                                              Title:   Vice Chairman



                                        CRYSTALITE INVESTMENTS LTD. (BVI)



                                        By:

                                             Name:

                                             Title:



                                        BULK TRADE INC. (BVI)



                                        By:

                                             Name:

                                             Title:

                            SCHEDULE OF BUYERS TO THE

             SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                            FOR XYBERNAUT CORPORATION





                                                                  NUMBER OF                   INVESTOR'S REPRESENTATIVES'
                                 INVESTOR ADDRESS            SHARES OF PREFERRED                      ADDRESS
       INVESTOR NAME           AND FACSIMILE NUMBER               STOCK                       AND FACSIMILE NUMBER
       -------------           --------------------          -------------------             ---------------------------


Crystalite Investments Ltd    111 Arlosorov St.                   Tranche I:    3,000        Samuel M. Krieger, Esq.

                              Tel Aviv Israel                     Tranche II:   3,000        Krieger and Prager, Esqs.

                              Facsimile No: 011-972-3-6910476                                319 Fifth Avenue

                                                                                             New York, New York 10016

                                                                                             Facsimile No.: (212) 213-2077


Bulk Trade Inc (BVI)          Akara Building                      Tranche I:    2,000        Samuel M. Krieger, Esq.

                              Wickhams Cay #1                     Tranche II:   2,000        Krieger and Prager, Esqs.

                              Road Town, Tortola                                             319 Fifth Avenue

                              BVI                                                            New York, New York 10016

                              Facsimile No:                                                  Facsimile No.: (212) 213-2077
